Exhibit 10.34

AMENDMENT NUMBER TWELVE
to the
SECOND AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT
dated as of January 29, 2016
between
BARCLAYS BANK PLC
and
NATIONSTAR MORTGAGE LLC
This AMENDMENT NUMBER TWELVE (this “Amendment”) is made as of this 25th day of October, 2019, by and between Barclays Bank PLC (“Purchaser” and “Agent”) and Nationstar Mortgage LLC (“Seller”), to that certain Second Amended and Restated Master Repurchase Agreement, dated as of January 29, 2016 (as amended by that certain Amendment Number One to the Second Amended and Restated Master Repurchase Agreement, dated as of June 24, 2016, Amendment Number Two to the Second Amended and Restated Master Repurchase Agreement, dated as of October 17, 2016, Amendment Number Three to the Second Amended and Restated Master Repurchase Agreement, dated as of October 31, 2016, Amendment Number Four to the Second Amended and Restated Master Repurchase Agreement, dated as of October 30, 2017, Amendment Number Five to the Second Amended and Restated Master Repurchase Agreement, dated as of March 22, 2018, Amendment Number Six to the Second Amended and Restated Master Repurchase Agreement, dated as of May 29, 2018, Amendment Number Seven to the Second Amended and Restated Master Repurchase Agreement, dated as of October 24, 2018, Amendment Number Eight to the Second Amended and Restated Master Repurchase Agreement, dated as of November 20, 2018, Amendment Number Nine to the Second Amended and Restated Master Repurchase Agreement, dated as of January 28, 2019, Amendment Number Ten to the Second Amended and Restated Master Repurchase Agreement, dated as of March 29, 2019 and Amendment Number Eleven to the Second Amended and Restated Master Repurchase Agreement, dated as of April 3, 2019, and as further amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), by and among Seller, Agent and Purchaser.
WHEREAS, Purchaser, Agent and Seller have agreed to amend the Repurchase Agreement as more particularly set forth herein;
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:
SECTION 1.Amendments. Effective as of the Effective Date, the Repurchase Agreement is hereby amended as follows:
(a)    Section 2(a) of the Repurchase Agreement is hereby amended by deleting the defined terms “Aged REO Property,” “Assignment and Contribution Agreement,” “LLC Agreement,” “Membership Certificate,” “REO Asset,” “REO Subsidiary,” and “Separateness Covenants,” in their entirety and replacing them with the following:

“Aged REO Property” means an REO Property for which the time between the date on which the Seller or the REO Subsidiary first obtained marketable title to such REO Property and the date of determination is more than six (6) months; provided, however, that after the AR Sunset Date (as defined in the Pricing Side Letter), such time is more than twelve (12) months.

“Assignment and Contribution Agreement” means that certain Assignment and Contribution Agreement, dated on or about January 31, 2016, between Seller, as assignor, and the Existing REO Subsidiary, as assignee.

“LLC Agreement” means the limited liability company agreement of the Existing REO Subsidiary entered into by the Seller, as sole member, as the same may be amended, supplemented, or otherwise modified from time to time in accordance with its terms.

“Membership Certificate” means a physical certificate evidencing a 100% beneficial ownership interest in the Existing REO Subsidiary and registered in the name of Barclays.

“REO Asset” means, as the context requires, the Membership Certificate or the Trust Certificate, so long as the LLC Agreement provides that such Membership Certificate or the Trust Agreement provides that such Trust Certificate, as applicable, is a “Certificated Security” as defined in Article 8 of the Uniform Commercial Code.

“REO Subsidiary” means, as the context requires, the Existing REO Subsidiary or the Additional REO Subsidiary.

“Separateness Covenants” means the covenants located in Section 5.4 of the LLC Agreement and in Section 2.05 of the Trust Agreement.

(b)    Section 2(a) of the Repurchase Agreement is hereby amended by adding the defined terms “Additional REO Subsidiary,” “Existing REO Subsidiary,” “Trust Agreement,” and “Trust Certificate” in their proper alphabetical sequence:
“Additional REO Subsidiary” means Nationstar HECM Acquisition Trust 2018-1.
“Existing REO Subsidiary” means Nationstar REO Sub 1B LLC, the special purpose Subsidiary of the Seller formed to hold REO Property related to foreclosures of Mortgage Loans that are Purchased Assets.
“Trust Agreement” means the Amended and Restated Trust Agreement, dated October 25, 2019, between Nationstar Reverse Mortgage Funding LLC, U.S. Bank National Association and Wilmington Savings Fund Society, FSB, with respect to Nationstar HECM Acquisition Trust 2018-1, as may be amended, supplemented or otherwise modified from time to time.
“Trust Certificate” means a physical certificate evidencing a 100% beneficial ownership interest in the Additional REO Subsidiary and registered in the name of Barclays.

(c)    Each of Section 3(j), Section 10(a)(ii), Section 10(a)(iii) and Section 10(a)(iv) of the Repurchase Agreement is hereby amended by adding “Existing” before each instance of the term “REO Subsidiary”.
(d)    Section 10(b)(i)(E) of the Repurchase Agreement is hereby deleted in its entirety and replaced with the following:
(E) (x) With respect to an Eligible Asset that is an Eligible Mortgage Loan (other than Wet-Ink Mortgage Loans), an original Trust Receipt executed by the Custodian without exceptions; and (y) with respect to an Eligible Asset that is the REO Asset, an original Trust Receipt executed by the Custodian identifying that the Custodian has received (i) an electronic copy of the REO Deeds relating to the REO Properties transferred to the Existing REO Subsidiary and (ii) the REO Property File relating to REO Properties held by the Additional REO Subsidiary.
(e)    Section 10 of the Repurchase Agreement is hereby amended by adding a new subsection (d) to read as follows:
(d) As conditions precedent to any Transactions involving REO Property held by the Additional REO Subsidiary that are outstanding on or after November 30, 2019, each of the following conditions, in addition to the foregoing conditions, shall have been satisfied or waived by November 30, 2019:
(i)    A nonconsolidation opinion with respect to the Additional REO Subsidiary and Seller, in form and substance acceptable to Purchaser and Agent in their reasonable discretion shall be delivered to Purchaser; and
(ii)    An opinion with respect to the inapplicability of the Investment Company Act to the Additional REO Subsidiary, a no material litigation, noncontravention, enforceability and corporate opinion with respect to the Additional REO Subsidiary, and an opinion with respect to Barclays’ perfected security interest in the related REO Asset shall each be delivered to Purchaser.
(f)    Section 13(a) of the Repurchase Agreement is hereby amended by adding “(or equivalent organizational documents)” after the words “operating agreement.”
(g)    Section 13 of the Repurchase Agreement is hereby amended by deleting subsection (u) in its entirety and replacing it with the following:
(u)    REO Subsidiaries. The Membership Certificate represents 100% of the beneficial ownership of Existing REO Subsidiary, the Trust Certificate represents 100% of the beneficial ownership of the Additional REO Subsidiary, and each REO Subsidiary continues to hold legal title to all of its respective REO Property subject to a Transaction.
SECTION 2.Fees and Expenses. Seller agrees to pay to Purchaser all fees and out of pocket expenses incurred by Purchaser and Agent in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to Purchaser and Agent incurred in connection with this Amendment, in accordance with Section 23(a) of the Repurchase Agreement.
SECTION 3.Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Repurchase Agreement.
SECTION 4.Conditions to Effectiveness of this Amendment. This Amendment shall become effective on the day (the “Effective Date”) when Seller shall have paid or delivered, or caused to be delivered, as applicable, to Purchaser all of the following fees, expenses, documents and instruments, each of which shall be in form and substance acceptable to Purchaser:
(a)    all accrued and unpaid fees and expenses owed to Purchaser in accordance with the Facility Documents, in each case, in immediately available funds, and without deduction, set-off or counterclaim;

(b)    a copy of this Amendment duly executed by each of the parties hereto;

(c)    a copy of the Amendment Number Two to the Amended and Restated Custodial Agreement, dated as of the date hereof, duly executed by each of the parties thereto;

(d)    the Trust Certificate and the Trust Agreement, each in form and substance acceptable to Purchaser and Agent; and

(e)    any other documents reasonably requested by Purchaser or Agent on or prior to the date hereof.

SECTION 5.Limited Effect. Except as amended hereby, the Repurchase Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Repurchase Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Repurchase Agreement, any reference in any of such items to the Repurchase Agreement being sufficient to refer to the Repurchase Agreement as amended hereby.
SECTION 6.Representations. In order to induce Purchaser and Agent to execute and deliver this Amendment, Seller hereby represents to Purchaser and Agent that as of the date hereof, (i) Seller is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof, and (ii) no Default or Event of Default has occurred and is continuing under the Program Documents.
SECTION 7.Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflict of laws (other than Sections 5-1401 and 5‑1402 of the New York General Obligations Law which shall be applicable).

SECTION 8.Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.
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IN WITNESS WHEREOF, Purchaser, Agent and Seller have caused their names to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.
BARCLAYS BANK PLC,
as Purchaser and Agent

By: /s/ Anthony Beshara	Name: Anthony Beshara Title: Director
NATIONSTAR MORTGAGE LLC,
as Seller

By: /s/ Pedro Alvarez	Name: Pedro Alvarez Title: SVP, Treasury